Exhibit 99.1

EVOLENT HEALTH, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On October 3, 2016, Evolent Health, Inc. (“Evolent,” the “Company,” “we,” or “our,”) completed its acquisition of Valence Health, Inc., excluding Cicerone Health Solutions, Inc. (“Valence Target”) (the “Merger”). The merger consideration, net of certain closing and post-closing adjustments was $217.0 million based on the closing price of the Company’s Class A common stock on the New York Stock Exchange on October 3, 2016, and consisted of 7.0 million shares of the Company’s Class A common stock and $54.8 million in cash. The final number of shares to be issued is still subject to adjustment, pending a net working capital settlement. The shares issued to Valence Health stockholders represented approximately 10.5% of the Company’s issued and outstanding Class A common stock and Class B common stock immediately following the transaction. As a result of the Class A common stock issued for the Valence Health transaction, the Company’s ownership in Evolent Health LLC increased from 74.6% to 77.2%. The transaction also included an earn-out of up to $12.4 million, fair valued at $2.6 million as of October 3, 2016, payable by January 30, 2017, in the Company’s Class A common stock, tied to new business activity contracted on or before December 31, 2016. Valence Target did not contract sufficient business to be eligible for payment of the earn-out consideration as of December 31, 2016. The Merger will be accounted for using the purchase method of accounting. See Notes to the Unaudited Pro Forma Condensed Combined Statement of Operations.

The following Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2016 is based on the historical statement of operations of Evolent for the year ended December 31, 2016, and carve-out historical statement of operations of Valence Target for the nine months ended September 30, 2016, after giving effect to the Merger, and gives effect to the Merger as if it had occurred on January 1, 2016.

The carve-out historical financial statements of Valence Target filed on the Company’s Form 8-K/A filed with the Securities and Exchange Commission (the “SEC”) on December 19, 2016, include the business activities surrounding certain activities (collectively, the “Business”) of Valence Health, Inc. (“Valence”) acquired by Evolent. The Business had not historically constituted a separate legal group and stand-alone financial statements had not previously been prepared for the Business. The carve-out historical financial statements were prepared on a standalone basis from the financial statements of Valence and were prepared specifically for the purpose of facilitating the purchase of the Business by Evolent. The carve-out historical financial statements were prepared on a basis that combined the results of operations and assets and liabilities of the Business with the assets, liabilities, revenues and expenses that management had determined were specifically attributable to the Business. As the Business had not historically constituted a separate legal group, it is not possible to show share capital; the net assets of the Business are represented by the cumulative investment of Valence in the Business, shown as Net Parent Investment in the carve-out balance sheet.

The carve-out historical financial statements of Valence Target reflect allocations of direct and indirect costs related to the operations of the Business on a standalone basis. Indirect costs relate to certain support functions that were provided on a centralized basis within Valence. As certain expenses reflected in the carve-out historical financial statements were allocated, the carve-out historical financial statements may not be indicative of the financial position, results of operations and cash flows that would have been presented if the Business had been a standalone entity. Allocated costs and expenses were generally deemed to have been paid by the Business to Valence in the year in which the costs were incurred. Current income taxes, other than taxes owed to tax jurisdictions, were deemed to have been remitted, in cash, by or to Valence in the year the related income taxes were recorded. Amounts receivable from or payable to Valence were classified in the carve-out balance sheet within Net Parent Investment. Therefore, the carve-out historical financial statements may not necessarily be indicative of the future financial position and results of operations of the Business.

The Unaudited Pro Forma Condensed Combined Statement of Operations is provided for informational purposes only and is subject to a number of uncertainties and assumptions and do not purport to represent what the Company’s actual performance would have been had Merger occurred on the date indicated and does not purport to indicate the results of operations as of any future date or for any future period. The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2016, was derived from (i) the Company’s audited consolidated statement of operations for the year ended December 31, 2016, as included in its Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission (the “SEC”) on March 3, 2017, and (ii) Valence Target’s unaudited carve-out statement of operations for the nine months ended September 30, 2016, filed as Exhibit 99.2 to the Company’s Form 8-K/A, filed with the SEC on December 19, 2016.

The Unaudited Pro Forma Condensed Combined Statement of Operations reflects management’s best estimate of the fair value of the tangible and intangible assets acquired and liabilities assumed in the Merger based on a preliminary valuation performed using information currently available. Certain valuations and studies necessary to finalize the determination of estimated fair values and estimated useful lives, including with respect to acquired customer relationships, technology, deferred revenue, favorable and unfavorable leases, among other things, are incomplete as of the date of this filing. As final valuations are performed, increases or decreases in the fair value of assets acquired and liabilities assumed may result in adjustments, which may be material, to the Unaudited Pro Forma Condensed Combined Statement of Operations.

The unaudited pro forma condensed combined financial information includes adjustments which give effect to the events that are directly attributable to Merger, expected to have a continuing impact and are factually supportable.

EVOLENT HEALTH, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2016
(in thousands, except per share amounts)

	Evolent		Valence
	Health, Inc.		Target	Pro Forma
	Historical		Historical	Adjustments*		Pro Forma
Revenue
Transformation	$38,320		$6,006			$44,326
Platform and operations	215,868		69,760	6,280	(a)	291,908
Total revenue	254,188		75,766	6,280		336,234

Operating expenses
Cost of revenue (exclusive of depreciation and
amortization expenses presented below)	155,177		46,453	3,841	(a)(b)(c)	205,471
Selling, general and administrative expenses	160,692	**	30,482	2,659	(a)(b)(c)(e)	193,833
Research and development	—		6,806	(6,806)	(e)	—
Depreciation and amortization expenses	17,224		2,242	5,663	(d)	25,129
Goodwill impairment	160,600		—			160,600
(Gain) loss on change in fair value
of contingent consideration	(2,086)		—	2,620	(f)	534
Total operating expenses	491,607		85,983	7,977		585,567
Operating income (loss)	(237,419)		(10,217)	(1,697)		(249,333)
Interest income (expense), net	723		(303)			420
Income (loss) from affiliates	(841)		—			(841)
Other income (expense), net	4		248			252
Income (loss) before income taxes and
non-controlling interests	(237,533)		(10,272)	(1,697)		(249,502)
Provision (benefit) for income taxes	(10,755)		50	7,804	(g)	(2,901)
Net income (loss)	(226,778)		(10,322)	(9,501)		(246,601)
Net income (loss) attributable
to non-controlling interests	(67,036)		—			(67,036)
Net income (loss) attributable
to Evolent Health, Inc.	$(159,742)		$(10,322)	$(9,501)		$(179,565)

Earnings (Loss) Available for Common Shareholders
Basic	$(159,742)					$(179,565)
Diluted	(159,742)					(179,565)

Earnings (Loss) per Common Share
Basic	$(3.55)					$(3.57)
Diluted	(3.55)					(3.57)

Weighted-Average Common Shares Outstanding
Basic	45,031			5,329	(h)	50,360
Diluted	45,031			5,329	(h)	50,360

*
The pro forma adjustments are not tax-effected as the Company had a 0% effective tax rate when excluding discrete items for the year ended December 31, 2016. See Note 4 for other assumptions and adjustments applied to the Unaudited Pro Forma Condensed Combined Statement of Operations related to the Merger.

** Evolent Health, Inc. historical results include a $6.5 million non-recurring expense related to the abandonment of an operating lease assumed in the Merger. The abandonment of the lease and the associated expense was excluded from purchase accounting. Therefore, the expense has not been included as a pro forma adjustment.

See accompanying Notes to Unaudited Pro Forma Condensed Combined Statement of Operations

EVOLENT HEALTH, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2016

1.	Description of the Merger

On October 3, the Company completed its acquisition of Valence Target. The merger consideration, net of certain closing and post-closing adjustments was $217.0 million based on the closing price of the Company’s Class A common stock on the New York Stock Exchange on October 3, 2016, and consisted of 7.0 million shares of the Company’s Class A common stock and $54.8 million in cash. The final number of shares to be issued is still subject to adjustment, pending a net working capital settlement. The shares issued to Valence Health stockholders represented approximately 10.5% of the Company’s issued and outstanding Class A common stock and Class B common stock immediately following the transaction. As a result of the Class A common stock issued for the Valence Health transaction, the Company’s ownership in Evolent Health LLC increased from 74.6% to 77.2%. The transaction also included an earn-out of up to $12.4 million, fair valued at $2.6 million as of October 3, 2016, payable by January 30, 2017, in the Company’s Class A common stock, tied to new business activity contracted on or before December 31, 2016. Valence Target did not contract sufficient business to be eligible for payment of the earn-out consideration as of December 31, 2016. The Merger will be accounted for using the purchase method of accounting.

2.	Basis of Presentation

The Unaudited Pro Forma Condensed Combined Statement of Operations has been prepared based on the Company’s and Valence Target’s historical financial information. The carve-out historical financial statements of Valence Target include the business activities surrounding the Business.

The Business had not historically constituted a separate legal group and stand-alone financial statements had not previously been prepared for the Business. The carve-out historical financial statements were prepared on a standalone basis from the financial statements of Valence and were prepared specifically for the purpose of facilitating the purchase of the Business by Evolent. The carve-out historical financial statements were prepared on a basis that combined the results of operations and assets and liabilities of the Business with the assets, liabilities, revenues and expenses that management had determined were specifically attributable to the Business. As the Business had not historically constituted a separate legal group, it is not possible to show share capital. The net assets of the Business are represented by the cumulative investment of Valence in the Business, shown as Net Parent Investment in the carve-out balance sheet. The carve-out historical financial statements of Valence Target reflect allocations of direct and indirect costs related to the operations of the Business on a standalone basis. Indirect costs relate to certain support functions that are provided on a centralized basis within Valence. As certain expenses reflected in the carve-out historical financial statements are allocated, the carve-out historical financial statements may not be indicative of the financial position, results of operations and cash flows that would have been presented if the Business had been a standalone entity. Allocated costs and expenses have generally been deemed to have been paid by the Business to Valence in the year in which the costs were incurred. Current income taxes, other than taxes owed to tax jurisdictions, are deemed to have been remitted, in cash, by or to Valence in the year the related income taxes were recorded. Amounts receivable from or payable to Valence have been classified in the carve-out balance sheet within Net Parent Investment. Therefore, the carve-out historical financial statements may not necessarily be indicative of the future financial position and results of operations of the Business.

Certain disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted in these pro forma condensed combined statement of operations as permitted by SEC rules and regulations. Certain historical financial information of Valence Target have been reclassified to conform to the presentation of historical financial information of Evolent Health, Inc.

3.	Accounting for the Merger

The Unaudited Pro Forma Condensed Combined Statement of Operations reflects accounting for the Merger in accordance with the purchase method of accounting. Under the purchase method, the purchase consideration is allocated to the assets acquired and the liabilities assumed based on their estimated fair values, with any excess of the purchase consideration over the estimated fair values of the identifiable net assets acquired being recorded as goodwill. Valence Target’s accounting policies and practices did not materially differ from the Company’s accounting policies and practices.

Purchase Consideration

The total estimated fair value of the consideration on the closing date was (in thousands, except shares which are in millions):

		Fair
	Shares	Value
Fair value of Class A common stock issued to Valence Target shareholders	7.0	$159,614
Estimated fair value of contingent consideration		2,620
Cash		54,799
Total consideration		$217,033

The merger consideration, net of certain closing and post-closing adjustments, was $217.0 million based on the closing price of the Company’s Class A common stock on the New York Stock Exchange on October 3, 2016 and consisted of approximately 7.0 million shares of the Company’s Class A common stock and $54.8 million in cash. The final number of shares to be issued is still subject to adjustment, pending a net working capital settlement. The shares issued to Valence Health stockholders represented approximately 10.5% of the Company’s issued and outstanding Class A common stock and Class B common stock immediately following the transaction. As a result of the Class A common stock issued for the Valence Health transaction, the Company’s ownership in Evolent Health LLC increased from 74.6% to 77.2% due to the Company having been issued Class A membership units in Evolent Health LLC in exchange for the contribution of Valence Health to Evolent Health LLC post acquisition. The transaction also included an earn-out of up to $12.4 million, fair valued at $2.6 million as of October 3, 2016, payable by January 30, 2017, in the Company’s Class A common stock, tied to new business activity contracted on or before December 31, 2016. The fair value was determined by assigning probabilities to potential business activity in the pipeline as of the acquisition date. Valence Target did not contract sufficient business to be eligible for payment of the earn-out consideration as of December 31, 2016. As a result, the Company recorded a gain of $2.6 million in accordance with the release of the contingent liability.

Allocation of Purchase Price

The following table summarizes the allocation of the purchase consideration to the assets acquired and liabilities assumed on October 3, 2016, based on their preliminary estimated fair values (in thousands):

Purchase consideration:
Fair value of Class A common stock issued to Valence Target shareholders	$159,614
Estimated fair value of contingent consideration	2,620
Cash	54,799
Total consideration	$217,033

Tangible assets acquired:
Restricted cash	$1,829
Accounts Receivable	8,587
Prepaid expenses and other current assets	3,465
Property and equipment	6,241
Other non-current assets	313

Favorable leases assumed (net of unfavorable leases)	4,323

Identifiable intangible assets acquired:
Customer relationships	69,000
Technology	18,000

Liabilities assumed:
Accounts payable	5,703
Accrued liabilities	3,865
Accrued compensation and employee benefits	9,200
Deferred revenue	2,022
Other long-term liabilities	2,328
Net deferred tax liabilities	13,316

Goodwill	141,709
Net assets acquired	$217,033

The fair value of the receivables acquired, as shown in the table above, approximates the gross contractual amounts due under contracts of $9.1 million, of which $0.5 million is expected to be uncollectible. Identifiable intangible assets associated with customer relationships and technology will be amortized on a straight-line basis over their preliminary estimated useful lives of 20 and 5 years, respectively. The customer relationships are primarily attributable to long-term existing contracts with current customers. The technology is an existing platform Valence Health uses to provide services to customers. The fair value of the intangible assets was primarily determined using the income approach. The income approach estimates fair value for an asset based on the present value of cash flows projected to be generated by the asset. Projected cash flows are discounted at a required rate of return that reflects the relative risk of achieving the cash flows and the time value of money. Goodwill is calculated as the difference between the acquisition date fair value of the total consideration and the fair value of the net assets acquired, and represents the future economic benefits that we expect to achieve as a result of the acquisition. The goodwill is attributable primarily to the acquired assembled workforce and expected cost and revenue synergies. Goodwill is considered an indefinite lived asset.

The merger was structured as a tax-free reorganization and therefore the Company received carryover basis in the assets and liabilities acquired; accordingly, the Company recognized net deferred tax liabilities associated with the difference between the book basis and the tax basis for the assets and liabilities acquired, as well as the Valence Health net operating loss tax carryforward received in the merger, in the amount of $13.3 million, resulting in additional goodwill. The purchased and additional goodwill created due to the increase in the deferred tax liability were not deductible for tax purposes. The Company contributed the acquired assets and liabilities of Valence Health to Evolent Health LLC, resulting in a taxable gain of $52.7 million for the Company, not recognized for financial reporting purposes.

The pro forma condensed combined financial statements reflect management’s preliminary estimate of the fair value of the tangible and intangible assets acquired and liabilities assumed based on a preliminary valuation study performed by an independent third-party valuation firm based on information currently available. Certain valuations and studies necessary to finalize the determination of estimated fair values and estimated useful lives, including with respect to acquired customer relationships, technology, deferred revenue, favorable and unfavorable leases, among other things, are incomplete as of the date of this filing. As final valuations are performed, increases or decreases in the fair value of assets acquired and liabilities assumed may result in adjustments, which may be material, to the statement of operations.

4.	Pro Forma Adjustments

The following assumptions and adjustments apply to the Unaudited Pro Forma Condensed Combined Statement of Operations related to the Merger:

a)
Represents the pro forma revenue and cost presentation of intercompany work performed under contract by Valence Target for Cicerone Health Solutions, Inc., to reflect the structure of a Master Services Agreement between Evolent and Cicerone Health Solutions, Inc. effective with the Merger. These revenue and costs were presented on a net basis in the historical carve-out financial statements of Valence Target. Total expenses recorded in this adjustment were $6.3 million, of which $5.0 million is attributable to costs of revenue and $1.3 million is attributable to general and administrative expenses.

b)
Represents the pro forma elimination of transaction expenses incurred during the period presented. Total transaction expenses incurred in the year ended December 31, 2016, were $2.7 million, of which $2.6 million was recorded as general and administrative expenses and $0.1 million was recorded as costs of revenue.

c)
Represents the pro forma elimination of the fair value of post-Merger share-based compensation expense of $3.9 million ($2.8 million from general and administrative expenses and $1.1 million from costs of revenue), related to Valence Target’s outstanding employee share-based awards that were accelerated upon the closing of the Merger pursuant to discretionary acceleration provisions for the benefit of Evolent, recognized by Evolent separately from purchase accounting. This expense was eliminated because it is a non-recurring expense directly attributable to the merger and does not have a continuing impact.

d)
Represents the pro forma straight-line amortization of acquired identifiable intangible assets related to customer relationships and technology over their preliminary estimated useful lives of 20 years and 5 years, respectively. The total pro forma amortization expense related to these assets for the year ended December 31, 2016, was $7.1 million. This adjustment also represents the pro forma amortization of the acquired net favorable leases over their preliminary estimated useful lives of 9.4 years. The total pro forma adjustment amortization expense related to these leases for the year ended December 31, 2016, was $0.4 million.

e)	Represents the pro forma reclassification of Valence Target’s research and development expenses to conform to Evolent’s historical financial statement presentation.

f)
Represents the pro forma elimination of a gain on the change in fair value of the contingent consideration from the date of the merger through December 31, 2016. The fair value was determined by assigning probabilities to potential business activity in the pipeline as of the acquisition date. As of December 31, 2016, Valence Target did not contract sufficient business to be eligible for payment of the earn-out consideration. This gain was eliminated because it is a non-recurring item directly attributable to the merger and does not have a continuing impact.

g)
Represents the pro forma elimination of a portion of Evolent’s existing valuation allowance of $7.8 million as a result of the acquired net deferred tax liabilities, recognized by Evolent separately from purchase accounting. This income tax benefit was eliminated because it is a non-recurring benefit directly attributable to the merger.

h)	Represents the pro forma effects of the Merger Consideration paid in the form of Class A common stock.

5.	Pro Forma Loss per Share

Pro forma loss per share, basic and diluted, includes the pro forma impacts of the Merger is calculated as follows (in thousands, except per share data):

For the Year
Ended
December 31,
2016
Net loss available to common shareholders - Basic and Diluted
Net Income (loss) available to common shareholders, as originally reported	$(159,742)
Pro forma Net Income available to common shareholders	(179,565)

Loss per share - Basic and Diluted
Weighted Average outstanding shares for the period, as originally reported	45,031
Pro forma adjustment - common shares issued as consideration	5,329
Pro forma weighted average outstanding shares for the period	50,360

Loss per share - Basic and Diluted, as originally reported	$(3.55)
Pro forma loss per share - Basic and Diluted	(3.57)